Exhibit 99.1

PRESS RELEASE

CONTACT: Brian L. Cantrell Alliance Holdings GP, L.P. 1717 South Boulder Avenue, Suite 400 Tulsa, Oklahoma 74119 (918) 295-7673

FOR IMMEDIATE RELEASE

ALLIANCE HOLDINGS GP, L.P.

Reports Quarterly and Full Year Financial Results; Maintains Quarterly Distribution of $0.55 Per Unit

TULSA, OKLAHOMA, January 30, 2017 — Alliance Holdings GP, L.P. (NASDAQ: AHGP) today reported financial results for the quarter and year ended December 31, 2016 (the "2016 Quarter" and the "2016 Year", respectively) and, as previously announced, the Board of Directors of its general partner (the "Board") approved a distribution to unitholders of $0.55 per unit (an annualized rate of $2.20 per unit) for the 2016 Quarter, payable on February 17, 2017 to AHGP's unitholders of record as of the close of trading on February 10, 2017.  The announced distribution is equal to that declared for the quarter ended September 30, 2016 (the "Sequential Quarter") and compares to the unitholder distribution of $0.96 per unit for the quarter ended December 31, 2015 (the "2015 Quarter").

AHGP's principal sources of cash flow are its ownership of general partner interests, limited partner interests and incentive distribution rights in Alliance Resource Partners, L.P. (NASDAQ: ARLP).  The declared distribution is based on the distribution AHGP will receive from its ownership interests in ARLP, which previously announced a quarterly distribution for the 2016 Quarter of $0.4375 per unit, or $1.75 per unit on an annualized basis, payable on February 14, 2017 to all unitholders of record as of the close of trading on February 7, 2017.  (See ARLP Press Release dated January 27, 2017.)

AHGP also reported net income for the 2016 Quarter of $61.2 million, or net income per basic and diluted limited partner interest of $1.02 per unit, an increase of 113.0% compared to net income for the 2015 Quarter of $28.7 million, or $0.48 per basic and diluted limited partner unit.  AHGP's net income for the 2016 Quarter increased approximately 26.2% compared to net income for the Sequential Quarter of $48.5 million, or net income per basic and diluted limited partner interest of $0.81 per unit.  For the year ended December 31, 2016, AHGP reported net income of $185.9 million, or $3.11 per basic and diluted limited partner unit, a decrease of 12.0% compared to $211.3 million, or $3.53 per basic and diluted limited partner unit, earned in the year ended December 31, 2015.

Operating results for AHGP reflect those of the operating subsidiaries of ARLP and, as a result, AHGP reports its financial results on a consolidated basis with the financial results of ARLP.  Consolidated net income includes earnings and losses attributable to both AHGP and non-controlling interests.  Unless otherwise noted, any reference to net income in this release represents Net Income Attributable to AHGP.

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Based on ARLP's current declared distribution, AHGP expects to receive quarterly cash distributions from ARLP of $33.4 million, or $133.6 million on an annualized basis. AHGP's primary cash requirements are for working capital, distributions to its unitholders and, for the 2017 full year, an estimated $1.6 million in general and administrative expenses.

A joint conference call regarding AHGP and ARLP’s 2016 Quarter and Year financial results and 2017 outlook is scheduled for today at 10:00 a.m. Eastern.  To participate in the conference call, dial (855) 793-3259 and provide conference number 48863667.  International callers should dial (631) 485-4928 and provide the same conference number.  Investors may also listen to the call via the "investor information" section of ARLP's website at http://www.arlp.com or AHGP's website at http://www.ahgp.com.

An audio replay of the conference call will be available for approximately one week.  To access the audio replay, dial (855) 859-2056 and provide conference number 48863667.  International callers should dial (404) 537-3406 and provide the same conference number.

About Alliance Holdings GP, L.P.

AHGP is a limited partnership formed to own and control Alliance Resource Management GP, LLC, the managing general partner of ARLP, through which it holds a 1.98% general partner interest and the incentive distribution rights in ARLP.  In addition, AHGP owns 31,088,338 common units of ARLP.

News, unit prices and additional information about AHGP including filings with the Securities and Exchange Commission, are available at http://www.ahgp.com.  For more information, contact the investor relations department of AHGP at (918) 295-1415 or via e-mail at investorrelations@ahgp.com.

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The statements and projections used throughout this release are based on current expectations.  These statements and projections are forward-looking, and actual results may differ materially.  These statements do not include the potential impact of any mergers, acquisitions or other business combinations that may occur after the date of this release.  At the end of this release, we have included more information regarding business risks that could affect our results.

FORWARD-LOOKING STATEMENTS:  With the exception of historical matters, any matters discussed in this press release are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from projected results.  These risks, uncertainties and contingencies include, but are not limited to, the following: changes in competition in coal markets and the ARLP Partnership's ability to respond to such changes; changes in coal prices, which could affect the ARLP Partnership's operating results and cash flows; risks associated with the ARLP Partnership's expansion of its operations and properties; legislation, regulations, and court decisions and interpretations thereof, including those relating to the environment, mining, miner health and safety and health care; deregulation of the electric utility industry or the effects of any adverse change in the coal industry, electric utility industry, or general economic conditions; dependence on significant customer contracts, including renewing customer contracts upon expiration of existing contracts; changing global economic conditions or in industries in which the ARLP Partnership's customers operate; liquidity constraints, including those resulting from any future unavailability of financing; customer bankruptcies, cancellations or breaches to existing contracts,

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or other failures to perform; customer delays, failure to take coal under contracts or defaults in making payments; adjustments made in price, volume or terms to existing coal supply agreements; fluctuations in coal demand, prices and availability; the ARLP Partnership's productivity levels and margins earned on its coal sales; changes in raw material costs; changes in the availability of skilled labor; the ARLP Partnership's ability to maintain satisfactory relations with its employees; increases in labor costs, adverse changes in work rules, or cash payments or projections associated with post-mine reclamation and workers' compensation claims; increases in transportation costs and risk of transportation delays or interruptions; operational interruptions due to geologic, permitting, labor, weather-related or other factors; risks associated with major mine-related accidents, such as mine fires, or interruptions; results of litigation, including claims not yet asserted; difficulty maintaining the ARLP Partnership's surety bonds for mine reclamation as well as workers' compensation and black lung benefits; difficulty in making accurate assumptions and projections regarding pension, black lung benefits and other post-retirement benefit liabilities; the coal industry's share of electricity generation, including as a result of environmental concerns related to coal mining and combustion and the cost and perceived benefits of other sources of electricity, such as natural gas, nuclear energy and renewable fuels; uncertainties in estimating and replacing the ARLP Partnership's coal reserves; a loss or reduction of benefits from certain tax deductions and credits; difficulty obtaining commercial property insurance, and risks associated with the ARLP Partnership's participation (excluding any applicable deductible) in the commercial insurance property program; and difficulty in making accurate assumptions and projections regarding future revenues and costs associated with equity investments in companies we do not control.

Additional information concerning these and other factors can be found in AHGP's public periodic filings with the Securities and Exchange Commission ("SEC"), including AHGP's Annual Report on Form 10-K for the year ended December 31, 2015, filed on February 26, 2016 and AHGP's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016, June 30, 2016 and September 30, 2016, filed on May 10, 2016, August 5, 2016 and November 8, 2016, respectively, with the SEC.  Except as required by applicable securities laws, AHGP does not intend to update its forward-looking statements.

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ALLIANCE HOLDINGS GP, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND OPERATING DATA

(In thousands, except unit and per unit data)

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
SALES AND OPERATING REVENUES:
Coal sales	$504,210	$525,513	$1,861,788	$2,158,006
Transportation revenues	10,379	9,274	30,111	33,597
Other sales and operating revenues	12,702	7,263	39,124	81,708
Total revenues	527,291	542,050	1,931,023	2,273,311

EXPENSES:
Operating expenses (excluding depreciation, depletion and amortization)	291,335	331,099	1,138,848	1,377,053
Transportation expenses	10,379	9,274	30,111	33,597
Outside coal purchases	—	1	1,514	327
General and administrative	19,912	15,417	75,087	69,076
Depreciation, depletion and amortization	81,869	90,983	322,509	333,713
Asset impairment	—	89,435	—	100,130
Total operating expenses	403,495	536,209	1,568,069	1,913,896

INCOME FROM OPERATIONS	123,796	5,841	362,954	359,415
Interest expense, net	(7,283)	(7,527)	(30,669)	(31,153)
Interest income	3	38	14	1,460
Equity in income (loss) of affiliates, net	2,502	3	3,543	(49,046)
Acquisition gain, net	—	22,548	—	22,548
Other income	180	205	725	955

INCOME BEFORE INCOME TAXES	119,198	21,108	336,567	304,179

INCOME TAX EXPENSE	10	3	14	21

NET INCOME	119,188	21,105	336,553	304,158
LESS: NET (INCOME)/LOSS ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(57,976)	7,630	(150,619)	(92,846)

NET INCOME ATTRIBUTABLE TO ALLIANCE HOLDINGS GP, L.P. ("NET INCOME OF AHGP")	$61,212	$28,735	$185,934	$211,312

BASIC AND DILUTED NET INCOME OF AHGP PER LIMITED PARTNER UNIT	$1.02	$0.48	$3.11	$3.53

DISTRIBUTIONS PAID PER LIMITED PARTNER UNIT	$0.55	$0.96	$2.61	$3.7725

WEIGHTED AVERAGE NUMBER OF UNITS OUTSTANDING – BASIC AND DILUTED	59,863,000	59,863,000	59,863,000	59,863,000

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ALLIANCE HOLDINGS GP, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except unit data)

(Unaudited)

	December 31,
	2016	2015
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$44,525	$38,678
Trade receivables	152,032	122,875
Other receivables	279	696
Due from affiliates	37	38
Inventories, net	61,051	121,081
Advance royalties, net	1,207	6,820
Prepaid expenses and other assets	22,128	29,890
Total current assets	281,259	320,078
PROPERTY, PLANT AND EQUIPMENT:
Property, plant and equipment, at cost	2,920,988	3,044,260
Less accumulated depreciation, depletion and amortization	(1,335,145)	(1,243,985)
Total property, plant and equipment, net	1,585,843	1,800,275
OTHER ASSETS:
Advance royalties, net	29,372	21,295
Equity investments in affiliates	138,817	64,509
Goodwill	136,399	136,399
Other long-term assets	25,997	23,960
Total other assets	330,585	246,163
TOTAL ASSETS	$2,197,687	$2,366,516

LIABILITIES AND PARTNERS’ CAPITAL
CURRENT LIABILITIES:
Accounts payable	$64,460	$84,058
Due to affiliates	906	129
Accrued taxes other than income taxes	18,288	15,621
Accrued payroll and related expenses	41,576	37,031
Accrued interest	316	306
Workers’ compensation and pneumoconiosis benefits	9,897	8,688
Current capital lease obligations	27,196	19,764
Other current liabilities	14,778	18,929
Current maturities, long-term debt, net	149,874	239,016
Total current liabilities	327,291	423,542
LONG-TERM LIABILITIES:
Long-term debt, excluding current maturities, net	399,446	578,490
Pneumoconiosis benefits	62,822	60,077
Accrued pension benefit	42,070	39,031
Workers’ compensation	40,400	47,486
Asset retirement obligations	125,266	122,434
Long-term capital lease obligations	85,540	80,150
Other liabilities	17,203	21,174
Total long-term liabilities	772,747	948,842
Total liabilities	1,100,038	1,372,384

PARTNERS’ CAPITAL:
Alliance Holdings GP, L.P. ("AHGP") Partners’ Capital:
Limited Partners – Common Unitholders 59,863,000 units outstanding	598,077	567,259
Accumulated other comprehensive loss	(16,550)	(14,875)
Total AHGP Partners’ Capital	581,527	552,384
Noncontrolling interests	516,122	441,748
Total Partners’ Capital	1,097,649	994,132
TOTAL LIABILITIES AND PARTNERS’ CAPITAL	$2,197,687	$2,366,516

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ALLIANCE HOLDINGS GP, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Year Ended
	December 31,
	2016	2015

CASH FLOWS FROM OPERATING ACTIVITIES:	$700,725	$714,408

CASH FLOWS FROM INVESTING ACTIVITIES:
Property, plant and equipment:
Capital expenditures	(91,056)	(212,797)
Decrease in accounts payable and accrued liabilities	(4,402)	(3,021)
Proceeds from sale of property, plant and equipment	1,165	2,062
Purchases of equity investments in affiliates	(76,797)	(64,540)
Payments for acquisitions of businesses, net of cash acquired	(1,011)	(74,953)
Payment for acquisition of customer contracts	(23,000)	—
Advances/loans to affiliate	—	(7,300)
Other	3,313	4,634
Net cash used in investing activities	(191,788)	(355,915)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under securitization facility	44,600	6,500
Payments under securitization facility	(27,700)	(23,400)
Payments on term loan	(156,250)	(108,502)
Borrowings under revolving credit facilities	140,000	543,000
Payments under revolving credit facilities	(270,000)	(308,000)
Payment on long-term debt	—	(205,000)
Proceeds on capital lease transactions	33,881	100,000
Payments on capital lease obligations	(24,456)	(4,312)
Payment of debt issuance costs	(101)	—
Contributions to consolidated company from affiliate noncontrolling interest	3,014	2,147
Contribution by limited partner - affiliate	1,000	1,500
Net settlement of employee withholding taxes on vesting of ARLP Long-Term Incentive Plan	(1,336)	(2,719)
Distributions paid by consolidated partnership to noncontrolling interests	(89,311)	(117,362)
Distributions paid to Partners	(156,242)	(225,833)
Other	(189)	(6,108)
Net cash used in financing activities	(503,090)	(348,089)

NET CHANGE IN CASH AND CASH EQUIVALENTS	5,847	10,404

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	38,678	28,274

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$44,525	$38,678

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